Exhibit 10.2

                           THE DEWOLFE COMPANIES, INC.
                  1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         1. Statement of Purpose. This 1992 Non-employee Director Stock Option Plan (the "Plan") intended to promote the interests of The DeWolfe Companies, Inc., a Massachusetts corporation (the "Company") by offering non-employee members of the Board of Directors of the Company (individually a "Non-employee Director" and collectively "Non-employee Directors") the opportunity to participate in a special stock option program designed to provide them with significant incentives to remain in the service of the Company.

         2. Eligibility. Each Non-employee Director shall be eligible to receive automatic grants of non-statutory options under this Plan (individually an "Option" and collectively "Options") pursuant to the provisions of Section 4 hereof.

         Except for the automatic grants of Options to be made pursuant to the provisions of Section 4 hereof, Non-employee Directors shall not be eligible to receive any additional option grants or stock issuance under this Plan or another stock plan of the Company or any of its affiliates.

         3. Stock Subject to Plan. The stock issuable under this Plan shall be shares of the Company's Common Stock, par value $.01 per share (the Common Stock). Such shares may be made available from authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company. The aggregate number of shares of Common Stock issuable upon exercise of Options under this Plan shall not exceed 200,000 shares, subject to adjustment from time to time in accordance with Section 9 hereof.

         4. Automatic Granting of Options.

         a) Initial Grant of Options. Each individual who was serving as a Non-employee Director on May 21, 1992 shall be automatically granted, on such date, an Option to purchase 12,000 shares of Common Stock. Each individual who is initially elected or appointed as a Non-employee Director subsequent to May 21, 1992 shall receive, as the date of his or her initial election or appointment, an automatic grant of an Option to purchase 12,000 shares of Common Stock.

         Subject to the provisions of Section 9 hereof, each option granted pursuant to this Section 4(a)(herein referred to individually as an "Initial Option" and collectively as "Initial Options") shall be for a term of ten (10) years. Each Initial Option shall become exercisable cumulatively in twenty-four
(24) equal monthly increments of 500 shares, each commencing on the same numerical day of the month following the date of automatic grant pursuant to this Section 4(a). Subject to the foregoing, all or any part of the shares to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.

         (b) Annual Grant of Options. Commencing with the first business day of calendar year 1993, and continuing in effect for the first business day of each subsequent calendar year, each individual who is at the time serving as a Non-employee Director shall receive an additional automatic grant of an Option to purchase 5,000 shares of Common Stock. Each Option granted pursuant to this
Section 4(b)(herein referred to individually as an "Annual Option" or collectively as "Annual Options") shall be for a term of ten (10) years. Each Annual Option shall become exercisable for any or all of the shares covered by such Option immediately upon the date of automatic grant pursuant to this
Section 4(b). The Annual Option shall thereafter remain so exercisable until the expiration or sooner termination of the Option term.

         The foregoing automatic grant dates under Sections 4(a) and 4(b) are herein referred to individually as an "Automatic Grant Date" and collectively as "Automatic Grant Dates" and the Non-employee Directors receiving Options are herein referred to individually as an "Optionee" and collectively as "Optionees." Options granted under this Plan are not intended to be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         In the event that an Option expires or is terminated or canceled unexercised as to any shares of Common Stock, the shares subject to the Option, or portion thereof not so exercised, shall be available for subsequent automatic Option grants under this Plan.

         Should the total number of shares of Common Stock at the time available under this Plan not be sufficient for the automatic grants to be made at that particular time, the available shares shall be allocated proportionately among all automatic Option grants to be made at that time.

         5. Exercise Price. The price per share payable upon exercise of an Option ("Exercise Price") shall be the fair market value per share of Common Stock as of the applicable Automatic Grant Date.

         For purposes of establishing the Exercise Price, the "fair market value" per share of the Common Stock on any relevant date shall be deemed to be the mean of the bid and asked prices of the Common Stock at the close of the trading day next preceding the applicable Automatic Grant Date, except that if the Common Stock is then listed on any national exchange, fair market value shall be the mean between the high and low sales prices on the date nest preceding the applicable

Automatic Grant Date. Until the earlier of: (a) the date on which the shares of the Company's Common Stock are first listed on an interdealer quotation system; and (b) July 1,1992, the fair market value of shares of Common Stock for purposes of calculation of the Exercise Price shall be deemed to be $6.00 per share, provided, however, that with respect to each option granted with an exercise price of $6.00 per share as provided in this sentence, each option agreement evidencing such option shall provide that if the Company's accountant should, at any time subsequently determine that the fair market value of a share of the Common Stock on the date of grant of such option was in excess of $6.00 per share so as to require the Company to accrue as an expense in its income statement for the period during which such option was granted an amount equal to the difference between the fair market value of a share of the Common Stock on the date of grant, as subsequently determined, and the exercise price of $6.00 per share, then instead of accruing such expense, such option agreement shall be canceled and replaced retroactively as of the date of such grant with an option agreement, the exercise price of which is such higher amount as would enable the Company to account for such grant of option without requiring the Company to accrue any such additional expense in its income statement for such period. In no event shall the Exercise Price be less than the par value of a share of Common Stock.

         6. Exercise of Option. An Option may be exercised by giving written notice to the Company, attention of the Clerk, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash, by check, or by shares of the Common Stock of the Company, or by a combination of these methods.

         At any time of any exercise of any Option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee (or his heirs, legatees or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee (or his or her heirs, legatees or legal representative, as the case may be) upon his or her exercise of part or all of the Option and a stop transfer order may be placed with the transfer agent. Each Option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the issue or purchase of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         At the time of the exercise of any Option the Company may require, as a condition of the exercise of such Option, the Optionee to pay the Company an amount equal to the amount of tax the Company may be required to withhold to obtain a deduction for federal income tax purposes as a result of the exercise of such Option by the Optionee.

         7. Termination of Board Membership - Exercise Thereafter. Should an Optionee cease to be a member of the Board of Directors of the Company for any reason other than death or permanent disability, such Optionee's Options shall cease to vest and shall expire, and all rights to purchase shares pursuant thereto shall terminate immediately.

         Should an Optionee cease to be a member of the Board of Directors of the Company because of death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), such Options may be exercised in full, without regard to any installments established under Section 4 hereof, by the Optionee or, if he or she is not living, by his or her heirs, legatees or legal representatives, as the case may be, during their specified term prior to three years after the date of death or permanent disability.

         8. Non-Transferability. Options shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Subject to the foregoing, during the lifetime of the Optionee, Options shall be exercisable only by the Optionee.

         9. Adjustments. The number of shares subject to this Plan and to Options granted under this Plan shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to this Plan and to Options granted hereunder shall be proportionately adjusted;
(b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis for each share of Common Stock then subject to this Plan, whether or not at the time subject to outstanding Options, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, an equitable adjustment shall be made in the number of shares of Common Stock then subject to this Plan, whether or not then subject to outstanding Options. In the event of any such adjustment the Exercise Price per share shall be proportionately adjusted.

         10. Amendment or Discontinuance of Plan. This Plan may from time to time be amended or discontinued by action of the Board of Directors or by the stockholders of the Company; provided that (i) no such amendment or discontinuance shall change or impair any Options previously granted without the consent of the Optionee; (ii) the provisions of this Plan relating to the amount of shares which may be subject to Options, the Automatic Grant Dates and/or the Exercise Price shall not be amended more than once every sis months, other than to comport with changes in the Code and/or ERISA, and/or the rules thereunder, unless such amendments are ratified by the stockholders; and (iii) any amendment which would (A) materially increase the benefits accruing to participants under this Plan, (B) materially increase the number of securities which may be issued under this Plan and/or (C) materially modify the requirements as to eligibility for participation in this Plan shall require the approval of the stockholders of the Company.

         11. No Impairment of Rights. Nothing in this Plan or any automatic grant made pursuant to this Plan shall be construed or interpreted so as to affect adversely or otherwise impair the Company's right to remove any Optionee from service on the Board of Directors of the Company at any time in accordance with the provisions of applicable law.

         12. Holding Period. Anything contained in the Plan to the contrary notwithstanding, any disposition of an Option otherwise permitted by the terms of the Plan, or of the Common Stock acquired upon exercise of an Option, shall be subject to compliance with the requirements of paragraph (d)(3) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, applicable to such disposition, and any date, period or procedure specified or referred to in the Plan with respect to any such disposition shall be adjusted, if necessary, so as to give effect to this Section 12.

         13. Effective Date. This Plan was adopted and authorized by the Board of Directors and stockholders of the Company on May 21, 1992, and became effective on May 21, 1992. The amendment of the Plan whereby the number of shares reserved for issuance under the Plan was increased from 100,000 shares to 200,000 shares was approved by the Board of Directors on February 27, 1996, and approved by the stockholders effective as of such date. The Plan was amended by the Board of Directors as of November 1, 1996 to comport with recent amendments to Rule 16(b)-3 promulgated under the Securities Exchange Act of 1934, as amended.